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                                                            OMB APPROVAL
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
       RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Section 240.14a-12


                              JANUS INVESTMENT FUND
                         File Nos. 2-34393 and 811-1879
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (04-05)

[Janus letterhead]

<insert date>

Dear Janus Olympus Fund Shareholder,

I'm writing to let you know that the Board of Trustees for Janus Olympus Fund recently approved a proposal to merge the fund into Janus Orion Fund and that Janus Olympus Fund will consequently be closed to new investors, effective July 14, 2006. As a current shareholder, you may continue to make subsequent investments in Janus Olympus Fund at least until shareholder approval of the merger, which is expected in early October.

Because Janus Olympus Fund and Janus Orion Fund both pursue companies demonstrating aggressive growth traits and rely on a go-anywhere approach to find them, we believe that merging them will allow you to maintain your exposure to high-growth areas of the market while also enabling you to potentially benefit from Janus Orion Fund's concentrated (nondiversified) investment strategy. Specifically, this strategy should allow Portfolio Manager Ron Sachs to enhance what he feels is an information advantage on individual companies, which is an important factor in balancing the risk and reward potential of each investment.

Additional details of the proposed merger will be mailed to you in the coming weeks, including information about potential benefits such as greater efficiency in portfolio management and operations, as well as an equal or potentially lower expense ratio. You will also receive instructions on how to vote.

Thank you for your continued confidence and investment in Janus. We value you as a shareholder and look forward to continuing our relationship with you.

Sincerely,

<insert name>


Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus containing this and other information, please call Janus at 800.525.3713 or download the file from janus.com. Read it carefully before you invest or send money.

Janus Orion Fund is classified as "nondiversified", meaning it has the ability to take larger positions in a smaller number of issuers than a "diversified" fund. Nondiversified funds may experience greater price volatility.

There is no assurance that the investment process will consistently lead to successful investing.

Differences between compared investments may include objectives, sales and management fees, liquidity, volatility, tax features and other features, which may result in differences in performance.

Funds distributed by Janus Distributors LLC, 151 Detroit St., Denver, CO 80206 (7/06)

C-0706-67 07-15-07                                                      MERG-OLY

[Janus letterhead]

<insert date>

Dear Janus Orion Fund Shareholder,

I'm writing to inform you that the Board of Trustees of your fund recently approved a proposal to merge the assets of Janus Olympus Fund into Janus Orion Fund. If approved by Janus Olympus Fund shareholders, the merger would occur in late October.

The recommendation to merge these funds is based primarily on the funds' similarities. Both pursue companies demonstrating aggressive growth traits and rely on a go-anywhere approach to find them. Additionally, both portfolios are managed by Ron Sachs.

As a Janus Orion Fund shareholder, it's important to note that your fund's investment objective and portfolio manager will remain the same. Ron will continue to rely on Janus' in-depth, proprietary research to identify and invest in companies he believes to be undervalued based on their growth and earnings prospects. He also will remain focused on delivering the results you've come to expect.

We believe shareholders will realize a number of benefits from the merger, including a potentially lower expense ratio resulting from the larger combined asset base. If approved, the merger is expected to increase Janus Orion Fund's asset base from approximately $1 billion to $3.2 billion (based on each fund's assets under management as of 6/30/06).

As a valued shareholder, we wanted to make you aware of the proposed merger and the potential benefits it presents for your current investment in Janus Orion Fund.

Sincerely,


<insert name>


Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus containing this and other information, please call Janus at 800.525.3713 or download the file from janus.com. Read it carefully before you invest or send money.

Janus Orion Fund is classified as "nondiversified", meaning it has the ability to take larger positions in a smaller number of issuers than a "diversified" fund. Nondiversified funds may experience greater price volatility.

There is no assurance that the investment process will consistently lead to successful investing.

Differences between compared investments may include objectives, sales and management fees, liquidity, volatility, tax features and other features, which may result in differences in performance.

Past performance is no guarantee of future results. Call 800.525.3713 or visit janus.com for current month end performance.

Funds distributed by Janus Distributors LLC, 151 Detroit St., Denver, CO 80206 (7/06)

C-0706-68 07-15-07                                                       MERG-OR